Commission File No. 000-23530

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

TRANS ENERGY, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TRANS ENERGY, INC.

210 Second Street, P.O. Box 393

St. Marys, West Virginia 26170

April 30, 2012

Dear Stockholder:

You are cordially invited to attend the 2012 Annual Meeting of Stockholders of Trans Energy, Inc., which will be held on June 28, 2012, 10:00 a.m. Eastern Time. This year’s annual meeting will be a “virtual” meeting of stockholders. You will be able to attend the 2012 Annual Meeting, vote and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/TENG.

At the 2012 Annual Meeting, stockholders will be asked to elect seven directors and ratify the appointment of Maloney + Novotny, LLC, as our independent registered public accounting firm. Our board of directors believes that the proposals being submitted for stockholder approval are in the best interests of Trans Energy, Inc. and its stockholders and recommends a vote “FOR” each of these proposals.

We will be using the “Notice and Access” method of providing proxy materials to you via the Internet. We believe that this process should provide you with a convenient and quick way to access your proxy materials and vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On or about May 18, 2012, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and our 2011 Annual Report to Stockholders on the Internet. The Notice also contains instructions on how to vote electronically via the Internet and how to receive a paper copy of your proxy materials and proxy card. If you received your proxy materials via e-mail, the e-mail will contain voting instructions and links to the 2012 Proxy Statement and 2011 Annual Report on the Internet.

It is important that your shares be represented and voted at the 2012 Annual Meeting regardless of the size of your holdings. Whether or not you plan to attend the virtual meeting, please vote electronically via the Internet, or, if you request paper copies of the proxy materials, please complete, sign, date and return the accompanying proxy in the postage-paid envelope provided, or follow the instructions on the proxy card or voting instruction card to vote by phone. See “How Do I Vote?” in the proxy statement for more details. Voting electronically, returning your proxy or voting by phone does NOT deprive you of your right to attend the webcast of the virtual meeting and to vote your shares via the Internet for the matters acted upon at the meeting.

We look forward to greeting those of you who will be able to attend the meeting.

Very truly yours,

/s/ John G. Corp

John G. Corp

President

TRANS ENERGY, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 28, 2012

To Our Stockholders:

Notice is hereby given that the Annual Meeting of Stockholders of Trans Energy, Inc., a Nevada corporation, will be held on June 28, 2012, at 10:00 a.m. Eastern Time. Attend the 2012 Annual Meeting online, vote your shares electronically and submit questions during the meeting, by visiting www.virtualshareholdermeeting.com/TENG and be sure to have your 12-Digit Control Number to enter the meeting.

Only stockholders of record at the close of business on April 30, 2012, are entitled to notice of and to vote at the meeting. The items on the agenda, as described in the attached proxy statement, are as follows:

1.	To elect seven directors to serve for the ensuing year or until their respective successors are duly elected and qualified;

2.	To ratify the appointment of Maloney + Novotny, LLC, as our independent auditors for the fiscal year ending December 31, 2012; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

All stockholders are cordially invited to attend the webcast of our meeting via the Internet. Holders of a majority of our outstanding voting shares must be present, either via the webcast or by proxy, in order for the meeting to be held. To assure your representation at the meeting and whether or not you plan to attend the webcast, you are urged to mark, sign, date and return the enclosed proxy card at your earliest convenience. Any stockholders attending the meeting via the webcast may revoke their proxies and vote their shares on the Internet.

By Order of the Board of Directors

/s/ Leslie A. Gearhart

Leslie A. Gearhart

Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on June 28, 2012: The proxy statement and annual report on Form 10-K are available online at www.proxyvote.com.

St. Marys, West Virginia

April 30, 2012

TRANS ENERGY, INC.

210 Second Street, P.O. Box 393

St. Marys, West Virginia 26170

PROXY STATEMENT

2012 ANNUAL MEETING OF STOCKHOLDERS

We are providing this proxy statement to stockholders of Trans Energy, Inc. in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders to be held on June 28, 2012, at 10.a.m. Eastern Time (the “2012 Annual Meeting” or the “meeting”), for the purposes set forth in the accompaying Notice of Annual Meeting of Stockholders. This proxy statement contains important information for you to consider when deciding how to vote on matters brought before the meeting. Please read it carefully. The accompanying proxy is solicited by the Board of Directors and is revocable by the stockholder anytime before it is voted.

As used in this proxy statement, unless otherwise indicated, “we”, “us”, “our”, “Trans Energy” and the “company” refer to Trans Energy, Inc.

QUESTIONS AND ANSWERS ABOUT THE 2012 ANNUAL MEETING

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?

The United States Securities and Exchange Commission (the “SEC”) has approved “Notice and Access” rules relating to the delivery of proxy materials over the Internet. These rules permit us to furnish proxy materials, including this proxy statement and our 2011 Annual Report to Stockholders, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability, which was mailed to stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice of Internet Availability provides instructions on how to vote by Internet, by requesting and returning a paper proxy card or voting instruction card, or by submitting a ballot in person at the meeting. Any request to receive proxy materials by mail or email will remain in effect until you revoke it.

How do I obtain proxy materials via the Internet?

We are making this proxy statement and our 2011 Annual Report on Form 10-K with audited financial statements, available to our stockholders primarily via the Internet. On or about May 18, 2012, we will mail to our stockholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including this Proxy Statement and the 2011 Annual Report. The Notice of Internet Availability also instructs you on how to access your proxy card to be able to vote through the Internet or by telephone. If you received a Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials in the mail. Other stockholders, in accordance with their prior requests, have received e-mail notification of how to access our proxy materials and vote via the Internet, or have been mailed paper copies of our proxy materials and proxy card or vote instruction form.

Internet distribution of proxy materials is designed to expedite receipt by stockholders, lower the cost of the meeting, and conserve natural resources. However, if you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting such materials contained on the Notice of Internet Availability. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

How do I attend the webcast of the 2012 Annual Meeting?

•	Any stockholder can attend the 2012 Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/TENG.

•	Webcast starts at 10:00 a.m. Eastern Time.

•	Stockholders may vote and submit questions while attending the meeting on the Internet.

•	Please have your 12-Digit Control Number to enter the meeting.

•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com.

•	Questions regarding how to attend and participate via the Internet will be answered by calling 800-690-6903 on the day before the meeting and the day of the meeting.

•	Webcast replay of the Annual Meeting will be available until July 31, 2012.

Who is entitled to vote at the 2012 Annual Meeting and what are the voting procedures?

Holders of Trans Energy, Inc. common stock at the close of business on April 30, 2012, the record date for the 2012 Annual Meeting established by our board of directors (the “Board”), are entitled to receive Notice of the meeting, and to vote their shares at the meeting and any related adjournments or postponements. The Notice of Internet Availability, proxy statement and form of proxy are first expected to be made available to stockholders on or about May 18, 2012.

As of the close of business on the record date, there were 12,979,828 shares of our common stock outstanding and entitled to vote. Holders of our common stock are entitled to one vote per share. In the election of directors, director nominees must receive a majority of the votes cast at the meeting to be elected. Thus, a director nominee will be elected to the Board only if the number of votes cast FOR the nominee’s election exceeds the number of votes cast AGAINST the nominee’s election. Stockholders also have the option to abstain from voting for a nominee.

The affirmative vote of a majority of the shares cast at the meeting is required to ratify the appointment of Maloney + Novotny, LLC, an independent registered public accounting firm, as our independent registered public accountants. Votes may be cast FOR or AGAINST the appointment or a stockholder may abstain from voting on the proposal.

Can I vote my shares by filling out and returning the Notice of Internet Availability?

No. The Notice of Internet Availability identifies the items to be voted on at the 2012 Annual Meeting, but you cannot vote by marking the Notice of Internet Availability and returning it.

What is the difference between a stockholder of record and a stockholder who holds stock in street name?

If your shares are registered in your name, you are a stockholder of record. If your shares are held in the name of your broker, bank or another holder of record, these shares are held in street name.

If you are a stockholder of record and you have requested printed proxy materials, we have enclosed a proxy card for you to use. If you hold our shares in street name through one or more banks, brokers and/or other holders of record, you will receive the Notice of Internet Availability, together with voting instructions, from the third party or parties through which you hold your shares. If you requested printed proxy materials, your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.

What are the quorum requirements for the 2012 Annual Meeting?

The presence in person or by proxy of holders having a majority of the total votes entitled to be cast by holders of our common stock at the 2012 Annual Meeting constitutes a quorum. Your shares of our common stock will be counted as present at the meeting for purposes of determining whether there is a quorum if you vote on the Internet, a proxy card has been properly submitted by you or on your behalf, you vote by phone or you vote in person at the meeting. Abstaining votes and broker non-votes are counted for purposes of establishing a quorum.

What matters will the stockholders vote on at the 2012 Annual Meeting?

The stockholders will vote on the following proposals:

Proposal 1. To elect seven members of our board of directors, each to hold office for a one-year term ending on the date of the next succeeding annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified.

Proposal 2. To ratify the appointment of Maloney + Novotny, LLC as our independent registered public accounting firm for 2012.

What vote is required to approve these proposals?

The following are the voting requirements for each proposal:

Proposal 1, Election of Directors. Each director nominee receiving a majority of the votes cast at the meeting will be elected. Abstentions will have the same effect as a vote against a nominee, and broker non-votes will have no effect on the outcome of the vote on the election of directors.

Proposal 2, Ratification of Appointment of Independent Registered Public Accounting Firm. The ratification of the Audit Committee’s appointment of Maloney + Novotny, LLC as our independent registered public accounting firm for 2012 will be approved if a majority of stockholders present or represented, in person or by proxy, and voting on this matter vote in favor of the proposal.

The person appointed by the company to act as independent inspector of elections will treat all shares of our common stock represented by a returned, properly executed proxy as present for purposes of determining the existence of a quorum at the meeting. Each one share of common stock will entitle the holder to one vote. Cumulative voting is not permitted. Votes cast during the meeting will be counted by the independent inspector of elections.

How do I vote?

You may vote by any of the following methods:

Via the Internet. You may vote via the Internet by following the instructions provided in the Notice of Internet Availability or the voting instruction card provided.

By mail. If you elected to receive printed proxy materials by mail, you may vote by signing and returning the proxy card or voting instruction card provided. Please allow sufficient time for mailing if you decide to vote by mail.

By phone. If you elected to receive printed proxy materials by mail, you may vote by phone by following the instructions on the proxy card or voting instruction card provided.

If you vote by phone or the Internet, please have your proxy card or voting instruction card available. The control number appearing on your proxy card or voting instruction card is necessary to process your vote. A phone or Internet vote authorizes the named proxy holders in the same manner as if you marked, signed and returned a proxy card by mail.

How can I change my vote?

You may change your vote as follows:

Stockholders of record. You may change your vote by submitting another proxy card or a vote via the Internet or by telephone on or before June 28, 2012. For all methods of voting, the last vote cast will supersede all previous votes.

Beneficial owners of shares held in “street name.” You may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker or other holder of record.

What if I do not specify a choice for a matter when returning a proxy?

If you do not give specific instructions, proxies that are signed and returned will be voted “FOR” each of the proposals.

Could other matters be decided at the 2012 Annual Meeting?

As of the date of the filing of this proxy statement, we were not aware of any matters to be raised at the 2012 Annual Meeting other than those referred to in this proxy statement.

If other matters are properly presented at the meeting for consideration, the proxy holders for the meeting will have the discretion to vote on those matters for stockholders who have voted by the Internet or telephone or submitted a proxy card.

If I hold my shares in street name through my broker, will my broker vote these shares for me?

If you hold our shares in street name, you must provide your broker, bank or other holder of record with instructions in order to vote these shares. To do so, you should follow the directions regarding voting instructions provided to you by your bank, broker or other holder of record. Banks, brokers and other holders of record have discretionary authority to vote shares held in street name, even if they do not receive instructions from the beneficial owner, on routine proposals, which includes the ratification of the appointment of an independent registered public accounting firm. Accordingly, if you do not provide your bank, broker or other holder of record with voting instructions with respect to the ratification of the appointment of our independent registered public accounting firm (Proposal 2), such holder will have discretionary authority to vote your shares held in street name on that proposal at the 2012 Annual Meeting. As a result of this discretionary authority, broker non-votes will not occur in connection with Proposal 2 at the 2012 Annual Meeting.

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner. Banks, brokers and other holders of record do not have discretionary authority to vote shares held in street name in connection with non-routine proposals, including the election of directors (Proposal 1) and the change of the state of incorporation (Proposal 3). As a result, broker non-votes will occur in connection with this proposal at the 2012 Annual Meeting. Nevertheless, since broker non-votes are not counted as votes cast they will have no effect on the election of directors.

How are proxies solicited and what is the cost?

We will bear all expenses incurred in connection with the solicitation of proxies. Although we do not currently contemplate doing so, we may engage a proxy solicitation firm to assist us in soliciting proxies, and if we do so we will pay the fees of any such firm. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone, letter, facsimile, electronic medium or in person. Following the original mailing of the Notice of Internet Availability, we will request brokers, custodians, nominees and other record holders to forward their own notice and, upon request, to forward copies of the proxy statement and related soliciting materials to persons for whom they hold shares of our common stock and to request authority for the exercise of proxies. In such cases, upon the request of the record holders, we will reimburse such holders for their reasonable expenses.

What should I do if I have questions regarding the 2012 Annual Meeting?

If you have any questions about the 2012 Annual Meeting, would like to obtain instructions to be able to attend the meeting and vote in person or would like additional copies of any of the documents referred to in this proxy statement, you should call our Investor Relations department at (304) 684-7053.

PROPOSAL 1 — ELECTION OF DIRECTORS

General

At the 2012 Annual Meeting, a board of seven directors will be elected, each to hold office until the next succeeding annual meeting of stockholders or until such director’s successor has been duly elected and qualified (or, if earlier, such director’s removal or resignation from our board of directors). Information concerning all director nominees appears below. Although management does not anticipate that any of the persons named below will be unable or unwilling to stand for election, in the event of such an occurrence, proxies may be voted for a substitute designated by the Board. All of the Board’s nominees are incumbent directors.

Information About Director Nominees

Background information about the nominees for election to the Board, including information regarding additional experience, qualifications, attributes or skills that led the Board to conclude that the nominee should serve on the Board, is set forth below. There are no family relationships among the nominees or between any nominee and any executive officer of Trans Energy.

John G. Corp, age 52, became a director on February 28, 2005 and was appointed Vice President of Northern Operations in May 2009. Mr. Corp was then appointed to President in July 2010. Mr. Corp has more than 25 years of extensive experience in drilling, production and oilfield service operations in the Appalachian Basin. Prior to joining Trans Energy, Inc., he held various management positions with Belden & Blake Corp. from 1987-2004. He has a BS degree in Petroleum Engineering from Marietta (Ohio) College and is a member of the Society of Petroleum Engineers and the Ohio Oil & Gas Association.

Loren E. Bagley, age 70, cofounder, served as our President and C.E.O. from September 1993 to September 2001, at which time he resigned as President and was appointed Vice President. On April 26, 2012 Mr. Bagley resigned his position as Vice President. Mr. Bagley has been actively engaged in the oil and gas business in various capacities for the past thirty years. Prior to becoming involved in the oil and gas industry, Mr. Bagley was employed by the United States government with the Agriculture Department. Mr. Bagley attended Ohio University and Salem College and earned a B.S. Degree.

William F. Woodburn, age 70, cofounder, served as our Vice President from August 1991 to September 2001, at which time he resigned as Vice President and was appointed Secretary / Treasurer. In January 2006, Mr. Woodburn was named as our Chief Operating Officer. Mr. Woodburn resigned his postion as Secretary/Treasurer and Chief Operating Officer on April 26, 2012. Mr. Woodburn has been actively engaged in the oil and gas business in various capacities for the past thirty years. Prior to his involvement in the oil and gas industry, Mr. Woodburn was employed by the United States Army Corps of Engineers for twenty four years and was Resident Engineer on several construction projects. Mr. Woodburn graduated from West Virginia University with a B.S. in civil engineering.

Robert L. Richards, age 66, became a director and was appointed President and C.E.O. in September 2001. On February 28, 2004, Mr. Richards relinquished his position as C.E.O., but remained as a director. From 1982 to the present, he has been President of Robert L. Richards, Inc. a consulting geologist firm with 27 years experience in the petroleum industry. He has also served as a geologist with Exxon, exploration geologist with Union Texas Petroleum, and regional exploration manager for Carbonit Exploration, Inc. From 2000 to the present, he has been President and C.E.O. of Derma—Rx, Inc., a formulator and marketer of skin care products. Also, from 1992 to August 2000, Mr. Richards was C.E.O. of Kaire Nutraceuticals, Inc., a developer and marketer of health and nutritional products. Mr. Richards served as Vice President of Continental Tax Corporation from March 1989 to August 1992. He has five and one-half years experience in the United States Air Force as an Instructor Pilot. Mr. Richards holds a B.S. degree in geology from Brigham Young University.

Richard L. Starkey, age 59, became a director on June 29, 2011. He has over 33 years of professional legal experience with an emphasis on oil and gas law. Since 1994, Mr. Starkey has practiced law as a sole practitioner in Parkersburg, West Virginia with an emphasis in oil and gas, real estate and corporate transactions. Mr. Starkey holds a BA degree from the University of Ohio and a Juris Doctor Degree from the University of Cincinnati School of Law.

Stephen P. Lucado, age 40, became a director on June 29, 2011 and was elected Chairman of the Board on April 17, 2012. He has over 16 years of professional financial experience. He has been associated with various financial companies and has managed investments in the oil and gas and power industries. Since 2010, Mr. Lucado has served as Senior Managing Director and Founder of Three Oaks Group, specializing in financial advisory to companies in the oil and gas industry. From 2009 to 2010, he served as interim CFO of Texas American Resources Company in Austin, Texas, an oil and gas exploration and production company. From 2006 to 2008, Mr. Lucado was a director managing an investment portfolio with Z Capital Partners, LLC in Lake Forest, Illinois. Mr. Lucado holds a Bachelor of Arts Degree in history and science from Harvard University and a Master of Business Administration Degree from the University of Chicago.

Dr. Benjamin H. Thomas, age 57, became a director on June 29, 2011. He has over 33 years of professional oil and gas experience serving in various engineering and executive positions. Since 2000, Dr. Thomas has provided consulting services to the oil and gas industry. Since 2004, he has been President of Thomas Consulting, LLC that provides consulting services in the areas of reservoir engineering, drilling and production, operations management, reserve reporting, property acquisitions and divestures and expert testimony. Also, since 2001 Dr. Thomas has been an Associate Professor in the Department of Petroleum Engineering & Geology at Marietta College located in Marietta, Ohio. Dr. Thomas earned a Bachelor of Business Administration degree from Kent State University in 1975, a Bachelor of Science in Petroleum Engineering degree from Marietta College in 1981, a Master of Business Administration from Ashland University in 1987, a Master of Science in Petroleum and Natural Gas Engineering from West Virginia University in 1997 and a Doctor of Philosophy in Petroleum and Natural Gas Engineering in 2002.

Required Vote

Each director nominee receiving a majority of the votes cast at the 2012 Annual Meeting, in person or by proxy, and entitled to vote in the election of directors, will be elected, provided that a quorum is present. This means that a director nominee will be elected to the Board only if the number of votes cast FOR the nominee’s election exceeds the number of votes cast AGAINST the nominee’s election. With respect to the election of directors, votes may be cast FOR specifically identified nominees or AGAINST specifically identified nominees, or a stockholder may abstain from voting for a nominee. In determining whether such nominees have received the requisite number of affirmative votes, abstentions will have the same effect as a vote against a nominee, and broker non-votes will have no effect on the outcome of the vote on the election of directors.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF ALL DIRECTOR NOMINEES.

CORPORATE GOVERNANCE

Director Independence. Our common stock is currently traded on the OTC Bulletin Board. Accordingly, we are not subject to the rules of any national securities exchange that require that a majority of a listed company’s directors and specified committees of the board of directors meet independence standards prescribed by such rules. However, of our seven directors currently serving on the Board, we believe that Robert L. Richards, Richard L. Starkey, and Dr. Benjamin H. Thomas are independent directors within the meaning of Rule 5605(a)(2) of the NASDAQ Stock Market Inc. listing rules. The Board believes this leadership structure provides effective and clear leadership for the company.

Director Nominations. The Board does not currently have a standing nominating committee nor has it adopted a nominating committee charter. The entire Board currently operates as the nominating committee. There is no formal process or policy that governs the manner in which we identify potential candidates for the Board. Historically, the Board has considered several factors in evaluating candidates for nomination to the Board including, but limited to the candidate's knowledge of the company and its business, the candidate's business experience and credentials, and whether the candidate would represent the interests of all our stockholders as opposed to a specific group of stockholders.

Deadline and Procedures for Submitting Board Nominations. We do not have a formal policy with respect to our consideration of Board nominees recommended by stockholders. However, the Board will consider candidates recommended by stockholders on a case-by-case basis. A stockholder who desires to recommend a candidate for nomination to the Board at the Annual Meeting of Stockholders to be held in 2012, is required to give written notice to the company at 210 Second Street, P.O. Box 393, St. Marys, West Virginia 26170, attention Chief Financial Officer. The notice of nomination and other required information must be received by the company no later than May 15th, 2012. With respect to the aforementioned deadline, if the date of the 2012 Annual Meeting is advanced by more than thirty days or delayed (other than as a result of adjournment) by more than thirty days from the anniversary of the 2011 Annual Meeting, a stockholder must submit any such proposal to the company no later than the close of business on the sixtieth day prior to the date of the 2012 Annual Meeting.

Code of Ethics. We currently do not have a code of ethics. Following the 2012 Annual Meeting, our Board will consider adopting a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Board of Directors and Board Committees

Composition

Prior to April 17, 2012, the audit committee consisted of Messrs. Lucado (Chairman), Starkey and Thomas. Messrs. Starkey and Thomas are independent directors within the meaning of Rule 5605(a)(2) of the NASDAQ Stock Market Inc. listing rules. Mr. Lucado was an independent director prior to his appointment as Chairman of the Board on April 17, 2012, at which point he was replaced by Mr. Richards on the audit committee. The company considers Mr. Richards an independent director.

The audit committee examines and reviews, on behalf of the Board, internal financial controls, financial and accounting policies and practices, the form and content of financial reports and statements and the work of the external auditors. The Audit Committee is responsible for hiring, overseeing and terminating the independent registered public accounting firm and determining the compensation of such accountants. The Chief Financial Officer attends the meetings of the Audit Committee by invitation.

Audit Committee Oversight

At no time since the commencement of our most recently completed fiscal year was a recommendation of the Audit Committee to nominate or compensate an external auditor not adopted by the Board.

Audit Committee Report

The Audit Committee assists the Board in overseeing matters relating to our accounting and financial reporting practices, the adequacy of its internal controls and the quality and integrity of its financial statements, and is responsible for selecting and retaining the independent auditors. Our management is responsible for preparing our financial statements, and the independent auditors are responsible for auditing those financial statements. The Audit Committee does not provide any expert or special assurance as to our financial statements or any professional certification as to the independent auditors' work. The Audit Committee met three (3) times during the year ended December 31, 2011.

In fulfilling its oversight responsibilities, the Audit Committee reviewed our audited financial statements as of and for the year ended December 31, 2011, and discussed then with management and Maloney & Novotny LLC, our independent accounting firm. The Audit Committee discussed and reviewed with Maloney & Novotny, LLC all matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board (the "PCAOB") on Rule 3200T.

The Audit Committee has received the written disclosures and the letter from Maloney & Novotny, LLC required by the applicable requirements of the PCAODB regarding communications with the Audit Committee concerning independence and has discussed with Maloney and Novotny, LLC it independence from us and our management.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10K for the year ended December 31, 2011.

Trans Energy, Inc.

Audit Committee

/s/ Stephen P. Lucado, Chairman

/s/ Benjamin H. Thomas

/s/ Richard L. Starkey

This report of the Audit Committee shall not be deemed "soliciting material"- or to be "filed" with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

All interested parties who wish to communicate with the Board or any of the non-management directors, may do so by sending a letter to the Corporate Secretary, Trans Energy, Inc. 210 Second Street, P.O. Box 393, St. Marys, West Virginia 26170, and should specify the intended recipient or recipients. All such communications, other than unsolicited commercial solicitations or communications, will be forwarded to the appropriate director or directors for review. Any such unsolicited commercial solicitation or communications not forwarded to the appropriate director or directors will be available to any non-management director who wishes to review it.

Compensation Committee

Prior to April 17, 2012, the Compensation Committee consisted of Messrs. Thomas (Chairman), Lucado, and Woodburn. The Board has determined that during this period, Messrs. Thomas and Lucado were independent according to Rule 5605(a)(2) of the NASDAQ Stock Market Inc. listing rules, and Woodburn was not independent according to Rule 5605(a)(2) of the NASDAQ Stock Market Inc. listing rules. None of our compensation committee members (or their immediate family members) is an executive officer of any company, other than Trans Energy, where the executive officers of Trans Energy serve, or have served within the past three years, as members of that company's compensation committee. The Compensation Committee was formed on January 11, 2012 and thus did not meet during 2011. The company plans to reconstitute the compensation committee with its three remaining independent directors following the appointment of Mr. Lucado as Chairman of the Board.

The aim of the Compensation Committee is to award and compensate our officers and employees in a manner which provides incentives for the enhancement of shareholder value, for the successful implementation of our business plan and for continuous improvement and personal performance. The compensation program is based on a pay-for-performance philosophy and consists of three components: base salary, annual incentive (bonus) paid in stock and long-term equity based incentives.

The Compensation Committee will review and recommend the compensation philosophy and guidelines for all employees. It will then make a recommendation to the Board for its consideration and approval related to annual salary, incentive policies and programs, material new benefit programs and material changes to existing benefit programs.

Beginning in 2012, the Compensation Committee will review the cash compensation, performance and overall compensation package for each executive officer. It will then submit to the Board recommendations with respect to the base salary, bonus and participation in long-term compensation arrangements for each executive officer.

Directors' Compensation

The following table shows certain information about our non-employee director compensation for the year ended December 31, 2011.

	Fees Earned or Paid in Cash	Common Shares (1)	Stock Options (1)	Total
Stephen L. Lucado	$21,000	$26,800	$34,496	$82,296
Robert L. Richards	$10,500	$—	$34,334	$44,834
Richard L. Starkey	$10,500	$26,800	$17,248	$54,548
Benjamin H. Thomas	$10,500	$26,800	$17,248	$54,548

(1) Amounts reflect the grant date fair value of restricted common stock grants and common stock options awarded to each of our outside directors during the year ended December 31, 2011. At December 31, 2011, Messrs. Lucado, Starkey, and Thomas each held 20,000 restricted common shares, respectively, subject to vesting. At December 31, 2011, Messrs. Lucado, Richards, Starkey, and Thomas held 40,000, 25,000, 20,000, and 20,000 common stock options, respectively, subject to vesting.

Certain Relationships and Related Transactions

The company does not have a written policy pertaining solely to the approval or ratification of “related party transactions.” However, it is our policy that any material transactions between us and members of management or their affiliates, must be on terms no less favorable than those available from unaffiliated third parties.

On October 6, 2009, our Board approved a plan to satisfy an immediate cash need of $1,250,000 to settle a disputed invoice for drilling services. The invoice had been held without payment for several months due to a dispute over its amount. Management negotiated a settlement at what it considered a reasonable level and less than the amount previously accrued on October 8, 2009. In order to raise the necessary funds to immediately settle the dispute, the company sold for $321,192 an interest in five shallow wells, which management determined to be non-strategic to the company, to Sancho Oil & Gas Corporation that is principally owned by Loren E. Bagley, a director. In addition, three members of the Board extended 60-day bridge loans to the company in the aggregate amount of $928,858, evidenced by three secured convertible promissory notes.

The promissory notes, payable on demand, were issued to James K. Abcouwer ($350,000), Robert L. Richards ($100,000), and Loren E. Bagley in the name of Sancho Oil & Gas ($478,858). Each note was secured by shares of the Trans Energy common stock equal to the value of the principle of the note based on the price of $0.65 per share. Interest on each note would be paid at the rate of 1.5% per month if the notes were not paid within five days of demand. Each note is also convertible into shares of Trans Energy common stock, commencing 30 days after issuance, entitling the holder to convert the note into shares of our common stock at the conversion price of $0.65 per share, based on the closing price of $0.60 for the company’s shares in the public market on the date the notes were issued. As provided by the terms of the promissory notes, Mr. Abcouwer converted his note for 538,462 shares of common stock on December 30, 2009, Mr. Richards converted his note for 153,846 shares on January 29, 2010 and Sancho Oil & Gas converted its note for 736,705 shares on February 16, 2010.

Director Attendance at Annual Meetings

We held an annual meeting during 2011. The company does not have a formal policy with regard to the directors’ attendance at annual meetings of stockholders. During our fiscal year ended December 31, 2011, there were 5 meetings of the Board. Attendance at the meetings averaged 100% in person, by phone or by proxy in 2011 , and no member of the Board attended less than 75% or more of the aggregate number of meetings of the Board in person or by proxy and any committee of which he is a member.

The Board of Directors, acting as a committee of the whole, has the responsibility for considering nominations for prospective Board members. The Board of Directors will consider nominees recommended by stockholders who submit a notice of nomination to the company at least 60 days but not more than 90 days prior to the first anniversary of the preceding year’s annual meeting. Such notice shall contain appropriate data with respect to the suggested candidate in order to make an informed decision as to the qualifications of the person.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation earned by our principal executive officer during 2011:

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	All Other Compensation	Total Compensation
John G. Corp(1)	2011	$145,000	—	$158,000	$92,296	$5,353	$400,649
President	2010	$100,000	—	$50,875	$40,376	$3,692	$194,943
John S. Tumis CFO	2011	$86,307	—	$16,080	$20,398	$2,215	$125,300
James K. Abcouwer(1)	2010	$75,113	—	$343,750	$237,488	$2,837	$659,188
President and CEO	2009	$145,200	—	$250,000	$181,794	$5,808	$582,802

(1) Mr. Abcouwer served as President and CEO until June 23, 2010 and Mr. Corp was appointed as President on June 25, 2010.

No other executive officers received cash compensation greater than $100,000 in any of the past three fiscal years.

All other compensation is the matching 401k contribution by the company.

We currently have a long-term incentive and bonus program for the benefit of employees and officers of the company. The program is primarily focused on senior officers, but certain elements of the plan are made available to key managers and to any employee in certain circumstances. In addition, management has established a 401(K) plan for employees and officers of the company.

Change in Control Termination Agreement

Mr. Corp has a change in control termination agreement. A change of control is defined in the change of control termination agreement to mean when more than 50% of the company's common shares are sold to a new owner or a group a group forming a bloc for the purpose of such investment in ownship.

The Change in Control Termination Agreement provides a severance payment equal to twice the annual salary, in the event one of the following occurs subsequent to a change in control of the company, (1) the new ownership of the company terminates Mr. Corp's employment or demotes him in level of responsibility or moves his place of employment (office) more than 30 miles from St. Marys WV during the 12 month period beginning immediately upon the change in control such termination or demotion not being the result of "good cause", or (2) Mr. Corp voluntarily ends his employment during the 30-day period immediately following the 12-mnth period described in (1).

Outstanding Equity Awards at Fiscal Year-End for 2011

The following table sets forth information but outstanding equity awards held by our Named Executive Officer as of December 31, 2011:

	Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Options Exercise Price	Options Expiration Date	Number of Shares of Restricted Stock That Have Not Vested	Market Value of Shares of Restricted Stock That Have Not Vested (1)
John G. Corp (2)	5/14/2009	50,000	—	$0.98	5/14/2014	—	$—
	10/7/2010	45,000	45,000	$3.00	6/30/2018	12,000	$30,000
	5/26/2011	20,000	40,000	$2.68	6/30/2016	100,000	$250,000
John S. Tumis (3)	5/26/2011	12,000	24,000	$2.68	6/30/2016	12,000	$30,000

(1)	The closing price of our common stock on December 31, 2011 was $2.50.

(2)	The 45,000 unvested stock options granted to Mr. Corp on October 7, 2010 vest 33.3% on June 30, 2012, December 31,2012, and June 30, 2013, respectively. The 40,000 unvested common stock options granted to Mr. Corp on May 26, 2011 vest 25% on June 30, 2012, December 31,2012, and June 30, 2013, respectively. The 30,000 unvested restricted common stock granted to Mr. Corp on October 7, 2010 vest 33.33% on June 30, 2012, December 31,2012, and June 30, 2013, respectively. The 100,000 unvested restricted common stock granted to Mr. Corp on May 26, 2011 vest 25% on June 30, 2012, December 31,2012, and June 30, 2013, and December 31, 2013, respectively.

(3)	The 24,000 unvested stock options granted to Mr. Tumis on May 26, 2011 vest 25% on June 30, 2012, December 31, 2012, June 30, 2013, and December 31, 2013, respectively. The 12,000 unvested restricted common stock granted to Mr. Tumis on May 26, 2011 vest 25% on June 30, 2012, December 31, 2012, June 30, 2013, and December 31, 2013, respectively.

MANAGEMENT

The following table sets forth the names, ages, and offices held by our directors and executive officers:

Name	Age	Position	Director Since
John G. Corp	51	President and Director	February 2005
Loren E. Bagley	69	Director	August 1991
William F. Woodburn	69	Director	August 1991
John S. Tumis (a)	59	Chief Financial Officer\Treasurer	n/a
Leslie A. Gearhart(a)	49	Secretary\VP	n/a
Robert L. Richards	66	Director	September 2001
Richard L. Starkey	59	Director	June 2011
Stephen P. Lucado	40	Director\Chairman of the Board	June 2011
Dr. Benjamin H. Thomas	57	Director	June 2011

(a) Mr. Tumis and Ms. Gearhart were appointed Treasurer and Secretary, respectively, on April 26, 2012.

All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. There are no agreements with respect to the election of directors. Starting June, 2011 three of our outside directors receive a fee of $1,500.00 per month for service on the Board of Directors and one director received a fee of $3,000.00 per month for service on the board and for being the audit committee chairman. Directors are reimbursed for expenses incurred for attendance at meetings of the Board and any committee thereof. Executive officers are appointed annually by the Board and each executive officer serves at the discretion of the Board. The Executive Committee of the Board of Directors, to the extent permitted under Nevada law, exercises all of the power and authority of the Board in the management of the business and affairs of Trans Energy between meetings of the Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, to the best of our knowledge as April 30, 2012, with respect to each person known by us to own beneficially more than 5% of our outstanding common stock, each director and all directors and officers as a group. Unless otherwise noted, the address of each person listed below is that of Trans Energy, 210 Second Street, St. Marys, West Virginia 26170.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
5% Beneficial Owners
James K. Abcouwer	2,524,761	(2)	19.5%
Mark D. Woodburn	1,313,210	(3)	10.1%
Clarence E. Smith	739,816		5.7%
Directors and Officers
John G. Corp.*	207,000		1.6%
Robert L. Richards*	456,498	(4)	3.5%
Loren E. Bagley*	2,162,246	(5)	16.7%
William F. Woodburn*	2,223,286	(6)	17.1%
John S. Tumis*	6,000		<1.0%
Leslie A. Gearhart*	2,000		<1.0%
Richard L. Starkey*	10,000		<1.0%
Stephen P. Lucado*	10,000		<1.0%
Dr. Benjamin H. Thomas*	10,000		<1.0%
All directors and executive officers as a group (9 persons)	5,087,030		39.2%

*	Indicates director and/or executive officer at April 30, 2012.

(1)	Based upon 12,979,828 shares of common stock outstanding as of April 30, 2012.
(2)	Includes 1,537,500 shares of common stock held in the name of the Abcouwer Family Limited Partnership Trust and 24,723 shares held in the name of Northstar Energy, Inc.
(3)	Includes 522,099 shares held in the name of MDW Capital, Inc., of which Mr. Woodburn is the CEO and shareholder, and 397,100 shares in the name of Meredith Woodburn, wife of Mr. Woodburn, which Mr. Woodburn disavows beneficial ownership or voting power.
(4)	Includes 80,087 shares held in the name of Argene Richards, wife of Mr. Richards.
(5)	Includes 33,543 shares held in the name of Carolyn S. Bagley, wife of Mr. Bagley, over which Mrs. Bagley retains voting power, and 803,372 shares in the name of a corporation in which Mr. Bagley is the President and shareholder.
(6)	Includes 332,636 shares in the name of Janet L. Woodburn, wife of Mr. Woodburn, over which shares Mrs. Woodburn retains voting power, and 454,230 in the name of two corporations in which William and Janet Woodburn are officers and shareholders.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board has appointed Maloney + Novotny, LLC as the independent registered public accountants for the fiscal year ending December 31, 2012. While stockholder ratification is not required by the company’s By-laws or otherwise, the Board is submitting the selection of Maloney + Novotny, LLC to the stockholders for ratification as part of good corporate governance practices. If the stockholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain Maloney + Novotny, LLC. Even if the selection is ratified, the Board, in its discretion, may direct the appointment of different independent registered public accountants at any time during the year if it determines that such a change would be in the best interest of the company and its stockholders.

Fees Billed to the Company by Independent Registered Public Accountant

Audit Fees. Audit fees (including expenses) billed to the company by Maloney + Novotny were $129,791 in fiscal year 2011, and $123,592 in fiscal year 2010. The increase fees in 2011 reflect additional time spend by our auditor in reviewing our new accounting system. Audit fees include professional services with respect to the audit of the company’s consolidated financial statements included in our Annual Report on Form 10-K and review of financial statements included in our Quarterly Reports on Form 10-Q. These services are normally provided by Maloney + Novotny in connection with statutory and regulatory filings performed by Maloney + Novotny to comply with generally accepted auditing standards, as well as fees for the audit of the company’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees. Audit-related fees (including expenses) billed to the company by Maloney + Novotny were $0 in both fiscal years 2011 and 2010.

Tax Fees. Tax fees (including expenses) billed to the company by Maloney + Novotny were $8,665 in fiscal year 2011 and $12,533 in fiscal year 2010.

All Other Fees. No other fees were billed by our auditors during the fiscal years 2011 and 2010.

The Board has adopted procedures for pre-approving all audit and permissible non-audit services provided by the independent registered public accountants. The Board will annually review and pre-approve the audit, review and attest services to be provided during the next audit cycle by the independent registered public accountants and may annually review and pre-approve permitted non-audit services to be provided during the next audit cycle by the independent registered public accountants.

Representatives of Maloney + Novotny are expected to be present at the 2012 Annual Meeting, with an opportunity to make a statement should they choose to do so, and to be available to respond to questions, as appropriate.

Required Vote

The proposal to ratify the appointment of Maloney + Novotny, LLC as independent registered public accountants will require the affirmative vote of a majority of the votes cast at the 2012 Annual Meeting, in person or by proxy, and entitled to vote; provided that a quorum is present. Abstentions will have the effect of a negative vote on Proposal 2.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF MALONEY + NOVOTNY, LLC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS TO AUDIT THE COMPANY’S CONSOLIDATED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDING December 31, 2012.

OTHER MATTERS

Management is not aware of any other matters to be presented for action at the 2012 Annual Meeting. However, if any other matter is properly presented, it is the intention of the person named in the enclosed form of proxy to vote in accordance with their judgment on such matter.

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the company’s executive officers, directors and persons who own more than 10% of the common stock to file initial reports of ownership and changes in ownership with the SEC. To the company’s knowledge, with respect to the fiscal year ended December 31, 2011, all applicable filings were made.

ANNUAL REPORTS TO STOCKHOLDERS

The company’s Annual Report to Stockholders, including financial statements for the fiscal year ended December 31, 2011, is being delivered to stockholders together with this proxy statement.

FUTURE STOCKHOLDER PROPOSALS

To have a proposal intended to be presented at our 2013 Annual Meeting of Stockholders be considered for inclusion in the proxy statement and form of proxy relating to that meeting, a stockholder must deliver written notice of such proposal in writing to the Corporate Secretary at our corporate headquarters no later than March 31, 2013 (unless the date of the 2013 Annual Meeting of Stockholders is not within 30 days of March 31, 2013, in which case the proposal must be received no later than a reasonable period of time before we begin to print and send our proxy materials for our 2013 Annual Meeting of Stockholders). Such proposal must also comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the proxy statement. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Notice of any director nomination or other proposal that you intend to present at the 2013 Annual Meeting of Stockholders, but do not intend to have included in the proxy statement and form of proxy relating to the 2013 Annual Meeting of Stockholders, must be delivered to the to the Corporate Secretary at our corporate headquarters not earlier than January 31, 2013 and not later than March 31, 2013 (unless the date of the 2013 Annual Meeting of Stockholders is not within 30 days of March 31, 2013, in which case the stockholder notice must be received a reasonable time before we mail our proxy materials for the 2013 Annual Meeting of Stockholders). In addition, your notice must set forth the information required by our bylaws with respect to each director nomination or other proposal that you intend to present at the 2012 Annual Meeting of Stockholders.

GENERAL

The costs of soliciting proxies for the 2012 Annual Meeting will be paid by the company. In addition to the use of the mails, proxies may be personally solicited by directors, officers or regular employees of the company (who will not be compensated separately for their services) by mail, telephone, letter, facsimile, electronic medium or personal discussion. The company will also request banks, brokers, and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of stock held of record by such persons and request authority for the execution of proxies. The company will reimburse such entities for reasonable out-of-pocket expenses incurred in handling proxy materials for the beneficial owners of the company’s common stock.

All shares represented at the meeting by a proxy will be voted in accordance with the instructions specified in that proxy. Proxies received and marked “Abstain” as to any particular proposal, will be counted in determining a quorum, however, such proxies will not be counted for the vote on that particular proposal. A majority of the shares represented at the meeting is required to ratify any proposal presented.

HOUSEHOLDING

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding Trans Energy stock but sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain registered stockholders who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Notice of Internet Availability and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you are a registered stockholder and would like to have separate copies of the Notice of Internet Availability or proxy materials mailed to you in the future, you must submit a request to opt out of householding in writing to Trans Energy, Inc., Householding Department, 210 Second Street, P.O. Box 393 St. Marys, West Virginia 26170, or call Trans Energy at (304) 684-7053, and we will cease householding all such documents within 30 days. If you are a beneficial stockholder, information regarding householding of proxy materials should have been forwarded to you by your broker. Registered stockholders are those stockholders who maintain shares under their own names. Beneficial stockholders are those stockholders who have their shares deposited with a brokerage firm.

However, please note that if you want to receive a paper proxy card or vote instruction form or other proxy materials for purposes of this year’s Meeting, you should follow the instructions included in the Notice of Internet Availability that was sent to you.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you receive your proxy materials by mail, we encourage you to elect to receive future copies of proxy statements and annual reports by e-mail. To enroll in the online program, go to www.proxyvote.com, click on Stockholder Electronic Delivery and follow the enrollment instructions. Upon completion of enrollment, you will receive an e-mail confirming the election to use the electronic delivery services. The enrollment in the online program will remain in effect for as long as your brokerage account is active or until enrollment is cancelled. Enrolling to receive proxy materials online will save Trans Energy the cost of printing and mailing documents and help preserve our natural resources.

Your vote is important. Please sign, date, and return your proxy card by mail, or submit your proxy over the Internet or by telephone promptly.

By Order of the Board of Directors

\s\ Leslie Gearhart

Leslie A. Gearhart

Secretary

St. Marys, West Virginia

April 30, 2012

TRANS ENERGY, INC.

ATTN: JOHN S. TUMIS

P.O. BOX 393 – 210 SECOND STREET

ST. MARYS, WV 26170

VOTE BY INTERNET

Before the Meeting - Goto www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Goto www.virtualshareholdermeeting.com/TENG

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M38889-P17512	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

    TRANS ENERGY, INC.

The Board of Directors recommends you vote FOR the following proposals:

1.	Election of Directors
			For	Against	Abstain
Nominees:
	1a.	John G. Corp	☐	☐	☐

	1b.	Loren E. Bagley	☐	☐	☐

	1c.	William F. Woodburn	☐	☐	☐

	1d.	Robert L. Richards	☐	☐	☐

	1e.	Richard L. Starkey	☐	☐	☐

	1f.	Stephen P. Lucado	☐	☐	☐

	1g.	Dr. Benjamin H. Thomas	☐	☐	☐

						For	Against	Abstain
2.	Ratify the appointment of Maloney + Novotny, LLC, as our independent auditors for the fiscal year ending December 31, 2012.					☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M38890-P17512

TRANS ENERGY, INC

Annual Meeting of Stockholders

June 28, 2012 10:00 AM

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) John G. Corp and John S. Tumis, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of TRANS ENERGY, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholder(s) to be held at 10:00 AM, EST on June 28, 2012, at the VirtualShareholderMeeting.com/TENG, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side